                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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         Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                         AMERICAN ITALIAN PASTA COMPANY
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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4100 N. Mulberry Drive, Suite 200

Kansas City, Missouri 64116

                         AMERICAN ITALIAN PASTA COMPANY

                           NOTICE AND PROXY STATEMENT

                                       FOR

                       THE ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                FEBRUARY 19, 2004

                             YOUR VOTE IS IMPORTANT!

             Please mark, date and sign the enclosed proxy card and
                    promptly return it to the Company in the
                               enclosed envelope.

Mailing of this Notice and Proxy Statement, the accompanying Proxy, and the accompanying 2003 Annual Report, commenced on or about January 21, 2004.

                         AMERICAN ITALIAN PASTA COMPANY
                        4100 N. MULBERRY DRIVE, SUITE 200
                           KANSAS CITY, MISSOURI 64116

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               -------------------

         The Annual Meeting of the Stockholders of American Italian Pasta
Company, a Delaware corporation ("AIPC"), will be held at the Kansas City
Marriott Downtown, 200 W. 12th Street, Kansas City, Missouri 64105 at 10:30 a.m.
on February 19, 2004, to consider and vote upon the following:

         1.       Election of three Directors;

         2.       An amendment to the 2000 Equity Plan to increase the shares available under the Plan from 1,000,000 to 1,800,000;

         3.       Ratification of the Board of Directors' selection of Ernst &
                  Young LLP to serve as AIPC's independent auditors for fiscal year 2004; and

         4.       Such other matters as may properly be brought before the
                  Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on December 22, 2003, are entitled to notice of and to vote at this meeting or any adjournment thereof.

                                  By Order of the Board of Directors,

                                  Executive Vice President and
                                  Chief Financial Officer

The date of this Notice is January 21, 2004.

Please date, sign and promptly return the enclosed proxy card, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. You may revoke your proxy and vote your shares in person if revoked in accordance with the procedures described in the attached proxy statement.
Please also indicate on the enclosed response form whether you plan to attend the Annual Meeting.

                         AMERICAN ITALIAN PASTA COMPANY
                        4100 N. Mulberry Drive, Suite 200
                           Kansas City, Missouri 64116

                                 PROXY STATEMENT

                                TABLE OF CONTENTS
                                -----------------

                                       i

                               GENERAL INFORMATION

         This Proxy Statement is being mailed on or about January 21, 2004 to the holders of record at the close of business on December 22, 2003 (the "Record
Date") of the Class A Convertible Common Stock of American Italian Pasta
Company, a Delaware corporation ("AIPC" or the "Company"), par value $0.001 per share (the "Common Stock"), in connection with the solicitation of proxies by
AIPC's Board of Directors for use at the Annual Meeting of Stockholders to be
held at the Kansas City Downtown Marriott, 200 W. 12th Street, Kansas City,
Missouri, on February 19, 2004, at 10:30 a.m. and any adjournment thereof (the
"Annual Meeting"). The Notice of Annual Meeting of Stockholders, AIPC's 2003
Annual Report to Stockholders (the "Annual Report"), and the proxy card accompany this Proxy Statement.

         Attendance at the Annual Meeting of Stockholders is limited to stockholders of record or their proxies, beneficial owners of AIPC's stock having evidence of such ownership and guests of AIPC. Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Annual
Meeting may request reasonable assistance or accommodation from AIPC by contacting AIPC's Investor Relations Coordinator at 4100 N. Mulberry Drive,
Suite 200, Kansas City, Missouri 64116, at 816-584-5000. To provide AIPC sufficient time to arrange for reasonable assistance please submit all requests by January 31, 2004.

         The Company uses a 52 or 53-week fiscal year. The Company's first three fiscal quarters end on the Friday last preceding December 31, March 31 and June
30 or the first Friday of the following month of each quarter. Fiscal 2003 was
53 weeks and ended on October 3, 2003. Fiscal 2004 will be 52 weeks and end on
October 1, 2004.

                    PROPOSAL 1 - ELECTION OF THREE DIRECTORS

         The Board of Directors of AIPC is divided into three classes. The members of each class serve staggered three-year terms of office, which results in one class standing for election at each annual meeting of stockholders. The term of office for the directors elected at the Annual Meeting will expire in
2007 or when their successors are elected and qualified.

         Three persons have been recommended by the Nominating/Governance
Committee and have been nominated by the Board for election as directors. All of the nominees are presently directors of AIPC, have indicated that they are willing and able to serve as directors if elected, and have consented to being named as nominees in this Proxy Statement. If any nominee should become unable or unwilling to serve, the persons named as proxies intend to vote for one or more substitute nominees chosen by them in their sole discretion. AIPC's
Certificate of Incorporation and Bylaws do not have any eligibility requirements for directors.

         As explained further under "Voting and Proxies," Directors are elected by the affirmative vote of the plurality of the shares of Common Stock present at the Annual Meeting that are entitled to vote on the election of directors, assuming a quorum.

NOMINEES FOR DIRECTOR TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2007:

         TIM M. POLLAK, age 57, has served as a Director of the Company since
June 2001. Mr. Pollak has been President of Sagaponack Associates, Inc., a private consulting firm specializing in branding and marketing, since 1998. From
1978 to 1998, Mr. Pollak held various senior positions at Young & Rubicam, Inc., a global advertising company, including CEO of New York and Asia-Pacific divisions and Vice Chairman, Worldwide Director of Client Services. He has been a director of Young & Rubicam, Inc., a global advertising company and the Meow
Mix Company, a cat food company.

         WILLIAM R. PATTERSON, age 62, has served as a Director of the Company since 1997. He is a founder and manager of Stonecreek Management, LLC, a private investment firm since August 1998. Prior to that, he served as Vice President of
PSF Holdings, L.L.C., and the Executive Vice President, Chief Financial Officer
and Treasurer of its wholly-owned subsidiary, Premium Standard Farms, Inc.
("PSF, Inc."), a fully-integrated pork producer and processor from October 1996 to August 1998. From January to October 1996, Mr. Patterson was a principal of
Patterson Consulting, LLC, a financial consulting firm, and as a consultant was acting chief financial officer for PSF, Inc. From 1976 through 1995, Mr.
Patterson was a partner in Arthur Andersen LLP. He is also a director of Paul
Mueller Company, a manufacturer of dairy farm equipment, and Collins Industries,
Inc., a manufacturer of buses and ambulances.

         TERENCE C. O'BRIEN, age 40, has served as a Director of the Company since April 2003. He has been President and CEO of Brach's Confections, Inc., a candy company, which is a subsidiary of Barry-Callebaut Group, a publicly listed company on the Swiss Stock Exchange since August, 2003. Prior to that, he served as Senior Vice President of Sales and Customer Marketing for Morningstar Foods,
a division of Dean Foods, a processor and distributor of dairy products from
1998 to 2003. From 1997 to 1998, Mr. O'Brien was Chief Operating Officer for
Beaconeye, Inc., a publicly held pioneer in the consumer laser vision correction field.

                       YOUR BOARD RECOMMENDS THAT YOU VOTE
                                      "FOR"
                         THE ELECTION OF THESE NOMINEES
                             _____________________

                             THE BOARD OF DIRECTORS

         The Board meets regularly to review significant developments affecting
AIPC and to act on matters requiring Board approval. The Board of Directors met six times in fiscal year 2003, with two of the meetings held via telephone conference. Messrs. Patterson, Demetree, Pollak, Niehaus, Heeter, and Baum
attended all six meetings of the Board in fiscal year 2003. Mr. Thompson attended four of the six meetings. Mr. O'Brien attended the last two meetings, since his election to the Board in April 2003.

DIRECTORS SERVING UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2005:

          JONATHAN E. BAUM, age 43, has served as a Director of the Company since 1994. He has been the Chairman and Chief Executive Officer of George K.
Baum & Company, an investment banking firm, since 1994. Mr. Baum is also a director of George K. Baum Merchant Banc, L.L.C. and Prairie Capital Management,
Inc., both merchant banking firms.

         ROBERT H. NIEHAUS, age 48, has served as a Director of the Company since 1992. In 2000, he founded and is the Managing Director of Greenhill
Capital Partners, LLC, a $425 million private equity investment partnership.
From 1990 to 2000, he had been a Managing Director of Morgan Stanley Dean Witter
Capital Partners, which managed several multi-billion dollar private equity investment funds. He is also a director of Waterford Wedgewood, plc, a manufacturer of luxury lifestyle products, Med Assets, Inc., a healthcare related group purchasing company, Pinnacle Holdings, Inc., a real estate investment and development company, and Heartland Payment Systems, Inc., a company providing credit card and debit card payroll processing services.

         RICHARD C. THOMPSON, age 52, has served as a Director of the Company since 1986. He has been Chief Executive Officer of The Meow Mix Company, a cat food company, since January 2002. He has been a partner of Iron Street Partners,
LLC, a merchant banking firm, since 1998. From 1993 to 1998, he had been
Chairman of Thompson's Nutritional Technology, Inc., a pet food producer.

DIRECTORS SERVING UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2006:

         HORST W. SCHROEDER, age 62, has served as Chairman of the Board of
Directors of the Company since June 1991, and as a Director of the Company since
August 1990. Since 1990, Mr. Schroeder has been President of HWS & Associates,
Inc., a Hilton Head, South Carolina management consulting firm owned by Mr.
Schroeder. Prior to founding HWS & Associates, Mr. Schroeder served the Kellogg
Company, a manufacturer and marketer of ready-to-eat and other convenience food products, in various capacities for more than 20 years, most recently as
President and Chief Operating Officer. He was a manager of PSF Holdings, L.L.C.
and served as Chairman of the Board of its wholly-owned subsidiary, Premium
Standard Farms, Inc., a vertically-integrated pork producer, from 1996 to May
1998.

          MARK C. DEMETREE, age 47, has served as a Director of the Company since 1998. Since 1997, he has been Chairman of the Board and Chief Executive
Officer of US Salt Holdings, LLC, which is an investment and management firm, specializing in the natural resource, basic chemicals and specialty chemicals industries.

Since 1999, he has been Chairman of the Board and CEO of Verdugt Holdings, LLC, a producer of specialty chemical salts and an affiliate of US Salt Holdings,
LLC. He is also Chairman and Director of Pinnacle Properties Management, Inc.,
the managing member of a New England real estate investment and development fund.

         TIMOTHY S. WEBSTER, age 42, has served as President of the Company since June 1991, as President and Chief Executive Officer of the Company since
May 1992, and as a Director since June 1989. Mr. Webster joined the Company in
April 1989, and served as Chief Financial Officer from May 1989 to December 1990 and as Chief Operating Officer from December 1990 to June 1991. Mr. Webster is also a director of American Century Mutual Funds, a mutual fund company.

         JAMES A. HEETER, age 55, has served as a Director of the Company since
May of 2000. He is an attorney in Kansas City specializing in Corporate
Securities and Healthcare, and for more than five years has been a partner with
Sonnenschein Nath & Rosenthal, a limited liability partnership. Mr. Heeter is the Managing Partner of the Kansas City, Missouri office and serves on the
Firmwide Executive Committee.

COMMITTEES OF THE BOARD OF DIRECTORS

         Under AIPC's Bylaws, the Board of Directors may establish, change and terminate one or more committees made up of members of the Board of Directors to perform certain functions. The Board of Directors has established an Audit
Committee, a Compensation Committee and a Nominating/Governance Committee. Each
committee has three members and all committee members are independent directors, as defined by the New York Stock Exchange. There were seven meetings of the
Audit Committee, of which five were held via telephone conference; six meetings of the Compensation Committee, of which four were held via telephone conference;
and four meetings of Nominating/Governance Committee, of which three were held via telephone conference, during fiscal year 2003. All of the directors attended the meetings of the committees on which they served during fiscal 2003.

THE AUDIT COMMITTEE

         The Audit Committee is responsible for or oversees a number of matters related to the Company's financial statements, and its relationship to and use of its independent auditors. A more complete description of the Audit
Committee's functions is provided in its Charter, a copy of which is attached as
Appendix A to this Proxy Statement. The current members of the Audit Committee are: Messrs. Patterson, Heeter, and Baum. Each of the members is independent as defined by the rules of the New York Stock Exchange and the Sarbanes-Oxley Act
of 2002. The Board of Directors has determined that Mr. Patterson is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

THE COMPENSATION COMMITTEE

          The Compensation Committee is responsible for or oversees a number of matters related to the amount and form of compensation to the Company's Chief
Executive Officer and its other executive officers and to the Company's equity compensation plans. This Committee also makes recommendations on Board of
Directors compensation for consideration by the full Board. A more complete description of the Compensation Committee's functions is provided in its
Charter, a copy of which is attached as Appendix B to this Proxy Statement. The current members of the Compensation Committee are: Messrs. Niehaus, Demetree,
and Baum. Each of the members is independent as defined by the rules of the New
York Stock Exchange. The Committee's report on executive compensation is set forth under "Management Compensation".

THE NOMINATING/GOVERNANCE COMMITTEE

         The Nominating/Governance Committee is responsible for or oversees the director nomination process and various other governance related matters, including an annual Board assessment. All members of the Committee are independent as defined by the rules of the New York Stock Exchange. A more complete description of the Committee's functions is provided in its Charter, a copy of which is attached as Appendix C to this Proxy Statement. The current members of the Nominating/Governance Committee are: Messrs. Heeter, Thompson,
and Pollak.

         When a vacancy exists on the Board of Directors, or when the Board determines to add an additional director, the Nominating/Governance Committee seeks out appropriate candidates from various sources, which may include consultants, search firms and other directors. In addition, as more fully described under "Stockholder Proposals," the Company's Bylaws provide a mechanism for stockholders to submit persons to be considered for Board membership. The Nominating/Governance Committee policy is to consider candidates who are proposed in accordance with the Bylaw provision. Each stockholder-proposed candidate will be considered on a case by case basis. All identified candidates, including stockholder-proposed candidates, are evaluated by the Committee using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The
Nominating/Governance Committee believes that having directors with relevant experience in business and industry, government, education and other areas is beneficial and the Committee seeks to monitor the mix of skills and experience of the Company's directors.

COMPENSATION OF DIRECTORS

         Messrs. Schroeder and Webster currently are the only directors who do not receive fees for serving as directors of the Company. Effective February
2002, all other directors ("Outside Directors") are paid an annual retainer of
$20,000, which is payable in Common Stock, and $5,000 in cash each, paid immediately following AIPC's annual meeting of stockholders. In addition, the
Outside Directors are paid $1,500 in cash for each meeting of the Board of
Directors attended, and paid $350 in cash for each telephonic Board meeting participation. Additionally, Outside Directors who are members of a committee of the Board of Directors are paid $500 in cash for each committee meeting attended, including those conducted by telephone. An Outside Director who is a chairman of such a committee is paid an annual cash retainer of $2,500. In April
2003, the Audit Committee Chairman received an additional $2,500 for a total of
$5,000. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of
Board committees.

         As called for by its Corporate Governance Principles, the Company has
adopted a policy regarding minimum stock ownership by members of the Board of
Directors. That policy generally requires that each director at all times own at least the number of shares equal to the annual stock retainer payment mentioned above.

                              CORPORATE GOVERNANCE

          The Board of Directors believes that it has always maintained a strong support for appropriate corporate governance procedures and structures. For example, since becoming a public company, the Board has maintained a large majority of independent directors and an audit committee including members with significant accounting and financial backgrounds. Also, non-management directors meet periodically as a group. Of the current members of the Board of Directors, every person other than Mr. Schroeder, the Company's Chairman, and Mr. Webster, the Company's Chief Executive Officer, has been affirmatively determined by the Board of Directors to be independent as defined by the rules of the New York Stock Exchange.

         The Board has also adopted a comprehensive set of Corporate Governance
Principles and the Board maintains three standing committees (Audit,
Compensation and Nominating/Governance) each of which consists entirely of independent directors. Each committee has a written charter and has performed a self-assessment review. In each case, the assessment reflected positively on the
Committee's processes and procedures. In addition, the Nominating/Governance
Committee has completed an assessment of the entire Board of Directors, as called for by its charter. The Board assessment concluded that the Board processes and procedures were efficient and effective. The Corporate Governance
Guidelines and each Committee Charter will be available for review on the
Company's corporate website at www.aipc.com by the time of the Annual
Stockholder Meeting.

         The Company publishes in its annual meeting materials and SEC filings the names of its Directors, any of whom may be contacted in writing in care of the Company. Written communication addressed to the Board in general is reviewed by the Chairman or Chief Executive Officer for appropriate handling. Written communication addressed to an individual Board member is forwarded to that person directly.

         The Board has created the role of "lead director" for the purpose of facilitating communication among the non-management directors and between the non-management directors and Chairman and the Chief Executive Officer. Mr.
Niehaus has agreed to serve as the initial lead director for the Company.

         The Company encourages its Board members to attend the Annual
Stockholder Meeting and often schedules a Board meeting to follow the stockholder meeting to facilitate this. All of the Directors attended the 2003
Annual Stockholder Meeting.

                 STOCK OWNED BENEFICIALLY BY DIRECTORS, NOMINEES
                         AND CERTAIN EXECUTIVE OFFICERS

         The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each director or nominee for director of AIPC; (ii) certain executive officers; and
(iii) all directors and executive officers as a group.

                              CLASS A COMMON STOCK
    NAME OF                                        BENEFICIALLY OWNED
BENEFICIAL OWNER(1)                      NUMBER        PERCENT
-------------------                      ------        -------

Horst W. Schroeder (2)(3)              702,670          3.78%

Jonathan E. Baum (4)                    22,890              *

James A. Heeter (7)                      7,311              *

Timothy Pollak                           1,689              *

Robert H. Niehaus                       11,970              *

Mark C. Demetree                         2,508              *

William R. Patterson                     7,052              *

Richard C. Thompson                      3,412              *

Terence C. O'Brien                         ---              *

Timothy S. Webster (3)(5)              863,421          4.58%

Warren B. Schmidgall (3)               145,549              *

Walter N. George (3)                    54,896              *

Jerry H. Dear (3)                       46,220              *

David E. Watson  (3)(6)                238,094          1.31%

All directors and executive          2,217,756         11.13%
  officers as a group
  (20 persons)(3)

-----------------------------
         * Less than 1% of the outstanding Common Stock.

     (1)  Beneficial ownership is determined in accordance with the rules of the
          United States Securities and Exchange Commission (the "Commission"),
          but generally refers to either the sole or shared power to vote or dispose of the shares. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated in a footnote to this table, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

     (2)  The shares beneficially owned by Mr. Schroeder include 143,907 shares held by The Living Trust of Horst W. Schroeder, 11,406 shares held by
          The Living Trust of Gisela I. Schroeder for the benefit of Mr. and Ms.
          Schroeder, respectively, and members of their family. Mr. Schroeder has voting power, but not investment power, with respect to all of these shares. Mr. Schroeder disclaims beneficial ownership of the shares held by The Living Trust of Gisela I. Schroeder.

     (3)  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days of the Record
          Date are deemed beneficially owned by that person. Options that are currently exercisable or will become exercisable within 60 days of the
          Record Date to purchase shares of Common Stock as follows: Mr.
          Schroeder (547,357 shares), Mr. Webster (823,370 shares), Mr.
          Schmidgall (137,500 shares), Mr. George (51,333 shares), Mr. Dear
          (43,934 shares), and Mr. Watson (172,377 shares), and all executive officers and directors as a group (1,872,908 shares).

     (4)  Includes 13,083 shares held by Group Partners, L.P., 1,422 shares held by George K. Baum Holdings, Inc. and 1,776 shares held by Grandchild,
          L.P. As an officer and/or equity owner of the entities holding such shares, Mr. Baum may share voting power with respect to such shares.
          Mr. Baum also may be deemed to own beneficially 200 shares held by his wife, Sarah Baum, and 1,600 shares held by his wife as custodian for their minor children.

     (5)  Includes 16,625 shares beneficially owned by Mr. Webster which are held in various trusts for the benefit of Mr. Webster's family members. Mr. Webster has voting power, but not investment power, with respect to all of such shares. Mr. Webster also may be deemed to own beneficially 4,600 shares held by his wife. Mr. Webster disclaims beneficial ownership of such shares.

     (6)  Includes 750 shares held as custodian for Mr. Watson's children.

     (7)  Mr. Heeter also may be deemed to own beneficially 745 shares held by his wife, Judith S. Heeter, and 300 shares held by his wife as custodian for their minor children. Mr. Heeter disclaims beneficial ownership of such shares held by or for the benefit of his wife and children.

                             STOCK PERFORMANCE GRAPH

         The following graph shows the changes in value over the five fiscal years ending October 3, 2003 of an assumed investment of $100 in: (i) AIPC's
Common Stock; (ii) a group of peer companies(1); and (iii) the stocks that comprise the Russell 2000 Index(2). The table following the graph shows the value of those investments as of October 2, 1998 through October 3, 2003. The value for the assumed investments depicted on the graph and in the table has been calculated assuming that any cash dividends are reinvested at the end of each quarter during the fiscal year paid. The closing price of the Common Stock on the New York Stock Exchange on December 31, 2003 was $41.90 per share.

                         AMERICAN ITALIAN PASTA COMPANY
                           RELATIVE MARKET PERFORMANCE
                            TOTAL RETURN FISCAL 2003

                                        9

                                                                         Fiscal Year Ended
                                                                         -----------------

                               Oct. 2, 1998     Oct. 1, 1999     Sept. 29, 2000    Sept. 28, 2001    Sept. 27, 2002     Oct. 3, 2003
                               ------------     ------------     --------------    --------------    --------------     ------------
AIPC Total Return                $100.00            $109.05           $73.10           $164.76           $135.96           $147.39
Russell 2000 Index Total         $100.00            $119.07          $146.92           $115.76           $104.99           $143.32
Return (1)
Peer Group Total Return (2)      $100.00             $83.75           $77.08            $74.68            $22.03            $25.92

     1.   The Russell 2000 is an index prepared by Frank Russell Company, an independent company. The Russell 2000 reflects the change in weighted average market value for 2000 companies whose shares are traded on the
          New York Stock Exchange, American Stock Exchange and in the
          over-the-counter market. Information concerning Frank Russell Company and the Russell 2000 Index is available on the Internet at
          www.russell.com.

     2.   The peer group index is comprised of the following companies: Aurora
          Foods Inc; Flowers Industries Inc; McCormick & Co Inc; and Riviana
          Foods, Inc.

                                       10

                      PROPOSAL 2 - APPROVAL OF AMENDMENT TO
            AMERICAN ITALIAN PASTA COMPANY 2000 EQUITY INCENTIVE PLAN

         The Company is asking stockholders to approve an amendment (the
"Amendment") to Section 4.1(b) and 4.1(d) of the 2000 Equity Incentive Plan (the
"2000 Plan") to increase the number of shares of Common Stock available under the 2000 Plan from 1,000,000 shares to 1,800,000 shares. The 2000 Plan is designed to attract, motivate and retain officers, directors and employees of the Company and to further the growth and financial success of the Company and its affiliates by aligning the interests of such persons through ownership with the interests of the Company stockholders.

         The Board of Directors approved the Amendment in December of 2003 and is submitting it to stockholders for their approval. In addition, the Board has authorized amendments to the 2000 Plan eliminating the ability to grant
Performance Shares or Performance Units and requiring specific authorization by the Compensation Committee for Options to fully vest over a period of less than five years.

         As explained further under "Voting and Proxies," approval of this proposal requires the affirmative vote of a majority of the shares of Common
Stock present at the Annual Meeting that are entitled to vote on the proposal, assuming a quorum.

Description of the 2000 Equity Incentive Plan

         The following paragraphs provide a summary of the principal features of the 2000 Plan and its operation. This summary is qualified in its entirety by reference to the applicable provisions of the 2000 Plan, as amended, a copy of which is available to any stockholder upon written request to the Company.

Administration of the 2000 Equity Incentive Plan

         The 2000 Plan was adopted by the Board of Directors on December 12,
2000 and approved by the Company's stockholders at the 2001 Annual Meeting. The
2000 Plan is administered by the Compensation Committee (the "Committee") of the
Board of Directors. If the Board of Directors determines it advisable, the members of the Committee must qualify as "non-employee directors" under Rule
16b-3 under the Securities Exchange Act of 1934, and as "outside directors"
under section 162(m) of the Internal Revenue Code, as amended (for purposes of qualifying amounts received under the 2000 Plan as "performance-based compensation" under section 162(m)). Currently, the Compensation Committee consists of Messrs. Niehaus, Demetree and Baum.

         Subject to the terms of the 2000 Plan, the Committee has the sole discretion to determine the persons who shall be granted awards under the 2000
Plan ("Awards"), the size and types of such Awards, and the terms and conditions of such Awards. The Committee may delegate its authority to grant and administer
Awards to a separate committee appointed by the Committee, provided such delegation would not jeopardize qualification under Rule 16b-3 or section
162(m).

Shares Subject to Awards

          Currently, the 2000 Plan sets aside 1,000,000 shares of Common Stock for issuance as Awards plus any shares which remain available under the
Company's 1997 Equity Incentive Plan or which become available through forfeiture or cancellation. As of October 3, 2003, the number of shares available from the 1997 Plan was 123,568. The Amendment would increase the
1,000,000 shares to 1,800,000 shares. If Awards granted

                                       11

under the 2000 Plan expire, are cancelled or lost for any reason, shares subject to such Awards again become available for issuance under the 2000 Plan. If shares are delivered to the Company by a participant as payment of the exercise price of an option or for withholding of taxes, such number of shares shall also be available for issuance under the 2000 Plan. The closing sales price of the
Company's common stock on December 31, 2003 was $41.90.

Eligibility to Receive Awards

         Officers, directors, employees and consultants of the Company and its affiliates (i.e., any corporation or other entity controlling, controlled by or under common control with the Company) are eligible to be selected to receive one or more Awards. The actual number of individuals who will receive an Award cannot be determined in advance because the Committee has discretion to select participants.

Options

         The Committee may grant nonqualified stock options, incentive stock options ("ISOs," which are entitled to favorable tax treatment), or any combination thereof. The number of shares covered by each option will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted options for more than 400,000 shares.

         The exercise price of each option is set by the Committee, and generally may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of an ISO must be at least 110% of the fair market value if the participant, on the grant date, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the
Company and any of its subsidiaries. Also, the aggregate fair market value of the shares (determined on the grant date) covered by ISOs which first become exercisable by any participant during any calendar year may not exceed $100,000.

         The Company may not reprice, replace or regrant an outstanding option either in connection with the cancellation of such option or by amending an
Award Agreement to lower the exercise price.

         The exercise price of each option must be paid in full at the time of exercise. The Committee may permit payment through the tender of shares of
Common Stock then owned by the participant, or by any other means that the
Committee determines to be consistent with the 2000 Plan's purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

         Options become exercisable at the times and on the terms established by the Committee. Unless specifically authorized by the Committee in an Award
Agreement or otherwise, no Option shall fully vest over a period of less than five years. Options expire at the times established by the Committee, but generally not later than 10 years after the date of grant. The Committee may extend the maximum term of any option granted under the 2000 Plan, subject to the preceding limits.

          The 2000 Plan authorizes the Committee, in connection with the grant of an option, to provide that a participant may receive an additional option (a
"reload option") if a participant satisfies the exercise price of the original option, or pays withholding taxes, by delivery of shares of Common Stock which the participant has held for at least six months and has not received any other reload option in the six months prior to the exercise. The reload option will be for the number of shares tendered to pay the exercise price or any tax withholding and will have an exercise price of not less then the fair market value of the Common Stock on the date of grant. The

                                       12

Committee may place such other restrictions on the reload option as it sees fit.
Reload options will not be granted in connection with an option which has been transferred by the initial participant.

Stock Appreciation Rights ("SARs")

         The Committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with an option, or may be granted on an independent basis. The number of shares covered by each SAR will be determined by the
Committee, but during any fiscal year of the Company, no participant may be granted SARs for more than 500,000 shares.

         Upon exercise of a SAR, the participant will receive payment from the
Company in an amount determined by multiplying (1) the positive difference between (a) the fair market value of a share of Common Stock on the date of exercise, and (b) the exercise price, by (2) the number of shares with respect to which the SAR is exercised. Thus, a SAR will have value only if the Common
Stock appreciates in value after the date of grant.

         SARs are exercisable at the times and on the terms established by the
Committee. Proceeds from SAR exercises may be paid in cash or shares of the
Common Stock, as determined by the Committee. SARs expire at the times established by the Committee, but are subject to the same maximum time limits as are applicable to options granted under the 2000 Plan.

Restricted Stock Awards

         Restricted stock awards are shares of the Common Stock that vest in accordance with terms established by the Committee. The number of shares of restricted stock (if any) granted to a participant will be determined by the
Committee, but during any fiscal year of the Company, no participant may be granted more than 200,000 shares. The total number of shares of restricted stock that may be granted under the 2000 Plan after the date of the Amendment may not exceed the number of shares which are available for issuance under the 2000 Plan prior to approval of the Amendment by the stockholders, plus those which become available through forfeiture or cancellation of Awards granted prior to the
Amendment, plus 200,000 shares.

         Restricted Stock which is awarded to a participant as an incentive for such participant to remain employed by the Company shall have a minimum three year period of restriction. Restricted Stock awarded to a participant as an incentive for such participant's performance as an employee shall have a minimum one year period of restriction.

         In determining the vesting schedule for each Award of restricted stock, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may (but is not required to) provide that restricted stock will vest only if one or more performance goals are satisfied. In order for the Award to qualify as "performance-based" compensation under section 162(m) of the Internal Revenue Code, as amended, the Committee must use one or more of the following measures in setting the performance goals:
(1) earnings (either in the aggregate or on a per share basis), (2) net income
(before or after taxes), (3) operating income, (4) cash flow, (5) return measures (including return on assets, equity or sales), (6) earnings before or after taxes, and before or after depreciation and amortization, (7) gross revenues, (8) share price (including growth measures and total stockholder return or attainment by the shares of a specified volume for a specified period of time), (9) reductions in expense levels, (10) net economic value; or (11)
market share.  These performance measures are set forth in the 2000 Plan. The
Committee may apply the performance measures on a corporate or business unit basis, as deemed appropriate in light of the participant's specific

                                       13

responsibilities. The Committee may, in its sole discretion, accelerate the time at which any restriction lapses or remove any restriction.

Plan Benefits

         The Compensation Committee has the sole discretion to determine who shall be granted Awards, as well as the size and types of such Awards under the
2000 Plan. For this reason, the Company cannot determine the number of options,
SARs, restricted stock awards, performance unit or performance share awards that might be received by participants as a result of this amendment.

         The following table sets forth, as of October 3, 2003, the total number of options and other Awards granted to each of the following persons and groups since the 2000 Plan's inception.

                                                                              Number of Shares of    Dollar Value of
                                                              Number of         Restricted Stock     Restricted Stock
              Option and Award Recipients                 Options Granted(1)        Granted                (2)
                                                          ------------------- --------------------- -------------------

Timothy S. Webster, President and CEO.................          225,000               6,000              $ 289,800
Horst W. Schroeder, Chairman of the Board.............           90,000               3,500              $ 120,225
Warren B. Schmidgall, EVP and CFO.....................           50,000               2,500               $ 92,025
Walter N. George, EVP.................................           54,500               1,250               $ 46,013
Jerry H. Dear, EVP....................................           48,000               1,000               $ 36,810
David E. Watson, EVP..................................           60,000               2,500               $ 92,025
Executive Group.......................................          684,500              25,250             $1,028,883
Non-Executive Director Group..........................              -0-                 -0-                $   -0-
Non-Executive Employee Group..........................          377,786               5,000              $ 195,926

---------------------

(1)     The executive group total includes grants to the named executives and all other current executives of the Company. The non-executive director group total includes only the current non-employee directors. No non-employee directors have received options. The non-executive employee group total includes all other grants to employees, including amounts granted to employees that are no longer employed by the Company. All options were granted with an exercise price equal to the fair market value on the date of grant.

(2)     Based on the fair market value on the date of grant.

Nontransferability of Awards

         Unless otherwise provided by the Committee in an Award Agreement,
Awards granted under the 2000 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Change in Control

         Transactions resulting in a change to our corporate structure, such as a merger, reorganization, consolidation, stock dividend or stock split, may change the class and number of shares subject to the 2000 Plan

                                       14

and to outstanding awards. In that event, the Committee will appropriately adjust the plan as to the class and maximum number of shares subject to the 2000
Plan. The committee will also adjust the outstanding awards as to the class, number of shares and price per share subject to such awards.

         Upon a change in control of the Company, except as provided below, all awards will generally become immediately exercisable for the life of the award, unless the Committee declares that the event does not constitute a change in control for purposes of qualifying for pooling-of-interests accounting. If the change in control is a sale of substantially all of the assets of, or a merger involving, the Company, the Committee may require the surviving entity to either assume or replace outstanding Awards under the 2000 Plan. Otherwise, the Awards will fully vest and become immediately exercisable for a period of 25 days.

Tax Aspects

         The following discussion is intended to provide an overview of the U.S.
federal income tax laws which are generally applicable to Awards granted under the 2000 Plan as of the date of this Proxy Statement. People or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

         A recipient of a stock option or SAR will not have taxable income on the date of grant. Upon the exercise of nonqualified options and SARs, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price.
Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss, if held for more than 12 months after exercise.

         Purchase of shares upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition either will be long-term capital gain or loss or ordinary income, depending upon how long the participant holds the shares. Any ordinary income recognized will be in the amount, if any, by which the lesser of (1) the fair market value of such shares on the date of exercise, or (2) the amount realized from the sale, exceeds the exercise price.

         Upon grant of restricted stock, the participant will not have taxable income unless he or she elects to be taxed. Absent such election, upon vesting the participant will recognize ordinary income equal to the fair market value of the shares or units at such time.

         The Committee may permit participants to satisfy tax withholding requirements in connection with the exercise or receipt of an Award by (1)
electing to have the Company withhold otherwise deliverable shares, or (2)
delivering to the Company then owned shares having a value equal to the amount required to be withheld.

          The Company will be entitled to a tax deduction for an Award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. In addition, Internal Revenue Code section
162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. The Company can preserve the deductibility of certain compensation in excess of $1 million, however, if the Company complies with conditions imposed by section 162(m). The 2000 Plan has been designed to permit the Committee to grant Awards which satisfy the requirements of section 162(m).

                                       15

Amendment and Termination of the 2000 Equity Incentive Plan

         The Board generally may amend or terminate the 2000 Plan at any time in accordance with the applicable stockholder approval rules of the New York Stock
Exchange.

                       YOUR BOARD RECOMMENDS THAT YOU VOTE
                                      "FOR"
                      APPROVAL OF THE AMENDMENT TO THE 2000
                              EQUITY INCENTIVE PLAN

                             ----------------------

              PROPOSAL 3 - RATIFICATION OF THE BOARD OF DIRECTORS'
                        SELECTION OF INDEPENDENT AUDITORS

         The Audit Committee has recommended, and the Board of Directors has selected, the firm of Ernst & Young LLP as AIPC's independent auditors to examine the consolidated financial statements of AIPC for fiscal year 2004.
Ernst & Young served as AIPC's independent auditors for fiscal year 2003. No relationship exists between AIPC and Ernst & Young LLP other than that of independent auditors and client.

         AIPC is seeking its stockholders' ratification of the Board of
Directors' selection of AIPC's independent auditors even though AIPC is not legally required to do so. If AIPC's stockholders ratify the Board of Directors'
selection, the Board of Directors nonetheless may, in their discretion, retain another independent auditing firm at any time during the year if the Board of
Directors feels that such change would be in the best interest of AIPC.
Alternatively, in the event that this proposal is not approved by stockholders, the Audit Committee and the Board may re-evaluate their decision.

         One or more representatives of Ernst & Young LLP will be present at the
Annual Meeting and will have the opportunity to make a statement, if desired, and to respond to appropriate questions by stockholders.

                                       16

Fees and Services of Ernst & Young LLP

         The following table summarizes fees billed to the Company by Ernst &
Young LLP during fiscal years 2003 and 2002:

                                                                                          Fees
                                                                                       ($ in thousands)
                                                                          -------------------------------------------
Service                                                                           2003                  2002
-------
                                                                          --------------------- ---------------------

Audit Fees                                                                         $247                  $190

Audit-Related Fees                                                                   81                   108
                                                                          --------------------- ---------------------
(Principally related to benefit plan audits, assistance with
Sarbanes-Oxley compliance, and accounting consultations.)

Total Audit and Audit-Related Fees                                                  328                   298
                                                                          --------------------- ---------------------

Tax Fees
Tax Compliance/Preparation                                                          564                   575
Other Tax Fees                                                                       78                   467
                                                                          --------------------- ---------------------
(Principally related to Foreign Trade Zone qualification and foreign restructuring consultations.)

Total Tax Fees                                                                      642                 1,042
                                                                          --------------------- ---------------------

All Other Fees                                                                      ---                   ---
                                                                          --------------------- ---------------------

Total Fees                                                                         $970                $1,340
                                                                          ===================== =====================

         The Audit Committee approves in advance all audit and non-audit services performed by Ernst & Young. There are no other specific policies or procedures relating to the preapproval of services performed by Ernst & Young.
The Audit Committee considered whether the audit and non-audit services rendered by Ernst & Young were compatible with maintaining Ernst & Young's independence as auditors of AIPC's financial statements.

As explained further under "Voting and Proxies," approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting that are entitled to vote on the proposal, assuming a quorum.

                       YOUR BOARD RECOMMENDS THAT YOU VOTE
                                      "FOR"
                     RATIFICATION OF THE BOARD OF DIRECTORS'
                         SELECTION OF ERNST & YOUNG LLP

                        --------------------------------

                                       17

                             AUDIT COMMITTEE REPORT

         The Company's Audit Committee is composed entirely of non-management directors, each meeting the current independence and experience requirements of the New York Stock Exchange (NYSE) and the Sarbanes-Oxley Act of 2002. The
Company has adopted a charter outlining its practices and responsibilities, including those currently required by the SEC and NYSE. The charter is attached as Appendix A to this Proxy Statement.

         During fiscal year 2003, the Audit Committee met seven times. At each meeting the Committee met with the Company's senior financial management team and the Company's independent auditors to review the most recent quarterly or full-year financial statements and other relevant financial matters. At two of the meetings, the Committee had private sessions with the Company's independent auditors to discuss financial management, accounting, and internal control matters.

         The Audit Committee engaged Ernst & Young LLP as independent auditors for the 2003 fiscal year and reviewed with the Company's financial managers and independent auditors the overall audit scopes and plans, the results of audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

         The Audit Committee reviewed and discussed with Ernst & Young LLP, the
Company's independent auditors, the matters required to be discussed under
Statements on Auditing Standards No. 61 ("SAS 61"). In addition, the Committee has received from the independent auditors the written disclosures and the letter required to be delivered by them under Independence Standards Board
Standard No. 1 ("ISB Standard No. 1") addressing all relationships between the independent auditors and the Company that might bear on the auditors'
independence. The Committee has reviewed the materials received from the independent auditors, has met with their representatives to discuss the independence of the auditing firm, and has satisfied itself as to the auditors'
independence.

         The Audit Committee acts only in an oversight capacity, and in so doing, relies on the work and assurances of the Company's management and its independent auditors.

         Based on the Audit Committee's review of the financial statements and the independent auditors' report thereon, discussion with management and the independent auditors, discussion with the independent auditors regarding SAS 61, and the written materials provided by the independent auditors under ISB
Standard No. 1 and the related discussion with the independent auditors of their independence, the Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on
Form 10-K for the fiscal year ended October 3, 2003, for filing with the
Securities and Exchange Commission.

THE AUDIT COMMITTEE.

                  William R. Patterson, Chairman
                  James A. Heeter
                  Jonathan E. Baum

                                       18

                             MANAGEMENT COMPENSATION

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

         The Board of Directors' compensation policy is to reward exceptional performance by the Company's employees while providing reasonably competitive base compensation. The Compensation Committee is responsible for implementing this policy for the executive officers of the Company.

         The Committee evaluates the compensation packages of these executives at least annually. The Committee regularly discusses with independent compensation consultants both the composition and level of the compensation packages, and the Committee regularly informs the Board of the Committee's activities.

         In designing the compensation packages for the Company's executives, the Committee uses surveys, prepared by the compensation consultants, of the compensation practices for different job levels of other industrial companies with revenues of $1 billion or less. The Committee believes that those are the companies with which the Company most actively competes for executives. The job level for a position at AIPC and in the surveys is determined based upon the compensation consultants' analysis of the position's level of knowledge, accountability and problem solving (as contrasted to determining the job level based upon title). The use of job level analysis allows the Committee to compare more accurately the Company's compensation package for a particular executive with the market practices within the comparison market. The compensation consultants do not consider the financial performance of companies participating in the survey when comparing the Company's compensation packages to the market.

         The Committee's current compensation program has three primary components: base salary, annual incentives and long-term equity based incentives. The Committee's process of determining each of these components for the executives in general is discussed below.

         Base Salary. The Committee initially sets an executive's base salary at the median of the range of base salaries indicated in the surveys, but may adjust the salary, in the Committee's discretion, upwards or downwards within a limited range around that point. The Committee considers the recommendations of the Chairman of the Board and the Chief Executive Officer when making any such adjustment. The Committee chooses the median of the base salary range so the
Company's base salaries are competitive with the base salaries of other industrial companies. The Committee does not consider the financial performance of the Company in setting base salaries. During fiscal 2003, the Company implemented new employment agreements for its senior executives, reflecting current base salaries. These agreements include non-competition provisions, for cause termination provisions and certain termination and change in control severance provisions. The executives were granted restricted stock and stock options in connection with signing their new employment agreements.

         Annual Incentives. The Committee uses annual incentives to focus executives on accomplishing specific objectives, both corporate and personal, that the Committee and Board believe are necessary to enhance the shorter-term performance of the Company. All executives participate in the annual cash incentive program administered by the Committee. Each of the various objectives, goals, targets and proportions related to determining the annual incentive is established by the Committee or agreed to with the executive prior to the

                                       19

period in which the performance is to be measured. The annual incentives may be paid in cash, equity, or both. For fiscal 2003, bonuses were paid using a combination of cash, restricted stock and stock options.

         The Committee establishes annually a bonus, or incentive opportunity for executives which varies according to job responsibilities. As a general policy, an executive's annual incentive payment is the result of a target annual incentive potential adjusted for the executive's personal performance and the financial performance of the Company. The Committee sets an executive's target annual incentive so that if earned, the executive's total compensation (base salary plus annual incentive) would be between the fiftieth and seventy-fifth percentile level of the range of total cash compensation indicated in the compensation survey for the job level. The Committee believes that this level is consistent with the Company's compensation policy of focusing on performance-based compensation.

         The personal performance component of the annual incentive is based upon the Committee's assessment of the executive's actual performance. This assessment includes a review of specific personal objectives and any evaluation provided by the executive's immediate supervisor. These corporate objectives vary among executives, but generally relate to corporate performance measures in the executive's area of responsibility. The personal goals also vary among executives, but generally focus on the key accountabilities defined in the job description. Each of these factors is given specific weight in determining the executive's performance rating. The Committee may also, in its discretion, take into account other factors in determining an executive's overall personal performance rating. This performance rating is used to adjust the target annual incentive downward or upward to arrive at the executive's personal performance component of the annual incentive. The Committee has the discretion to reduce the personal performance component to zero or, in cases of excellent performance, increase the personal performance component to 150% of the target.

         The total potential annual incentive is based upon the executive's personal performance component, adjusted upward or downward based upon the actual financial performance of the Company.

         The financial performance rating of the Company is determined by the
Compensation Committee and is mainly based upon the comparison of the Company's actual earnings to a pre-established earnings target and range of earnings of the Company for the measurement period. No adjustment is made to the financial performance portion if the Company's earnings match the target, and none of the potential annual incentive relating to the financial performance of the Company is paid if the Company's earnings fall below the bottom of the range. If the
Company's earnings fall below the earnings target but within the range, the financial performance portion may be adjusted to 75 percent of its initial level. If the Company's earnings exceed the earning target, the financial performance portion may be adjusted up to 125 percent of its initial level, depending on the size of the excess. The Committee has discretion to modify these general guidelines as they evaluate overall performance, other incentives paid, and such other factors as may be appropriate.

         Long-term Equity Incentives. Equity incentives are a very important component of the Company's executive compensation program. Equity incentives are the most effective means known to the Committee of aligning an executive's interests with those of the stockholders and focusing the executive on creating long-term value for the Company's stockholders. Generally, all executives participate in the Company's equity incentives program. The Committee may, however, determine in its discretion to not award any equity incentives to certain executives. In making such a determination, the Committee will generally consider the executive's past performance and recommendations of the Chairman of the Board and Chief Executive Officer. No particular weighting is given to any of these factors.

                                       20

         The Committee uses stock options with an exercise price equal to the value of the stock on the date of the option award as the Company's equity incentive because options do not reward the executive until all stockholders realize an increase in the value of their investment in the Company. The
Committee sets the number of shares to be covered by any option awarded by equating the present value of the options (using an assumed appreciation and the cost of funds rates) to a target equity incentive level for the executive. It is the Committee's long-standing policy and practice not to re-price or reissue any options previously granted.

         The target equity incentive level is determined by setting target total direct compensation (base salary plus target annual and equity incentives) for a particular executive at the seventy-fifth percentile level of the range of values of the total direct compensation indicated in the compensation surveys for the job level. As with the annual incentives, the Committee believes this level is consistent with the Company's compensation policy of focusing on pay for performance.

         The Committee may then, in its discretion, adjust the target equity incentive level upwards or downwards within a limited range around the target level. The Committee does not generally consider any specific factors when making any adjustment to the target incentive level other than previously awarded equity incentives, the Committee's perception of the executive's contribution to the Company and the recommendations of the Chairman of the Board and the Chief Executive Officer. No particular weighting is given to these factors. The stock options awarded the Company's executives generally vest over a three or five year period, depending on the nature of the award.

         During fiscal 2002 and 2003, the executives were awarded significant stock options with vesting periods over two or three years in connection with their new employment agreements, recognizing opportunities for future stock price performance considering the depressed stock market environment. In addition, in early fiscal 2003, in connection with a broad-based option grant, the executives received additional options vesting six months from date of grant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Committee determines Mr. Webster's compensation package using the same methods as it uses for the other executives of the Company. For fiscal year
2003, and under his new employment agreement, the Committee set Mr. Webster's base salary at approximately the midpoint of the range of comparable salaries indicated on the surveys utilized which will lead to a significant increase of the base salary in fiscal 2003. Mr. Webster's 2003 annual incentive performance objectives were based on the earnings of the Company and meeting all of his personal annual performance objectives. Based on these performance objectives,
Mr. Webster received a bonus for fiscal 2003 of $125,000, consisting of $75,000 cash and $50,000 in restricted stock.

DEDUCTIBILITY OF COMPENSATION

          Section 162(m) of the Internal Revenue Code generally limits deductions by publicly held corporations for federal income tax purposes to $1 million of compensation paid to each of the executive officers listed in the corporation's summary compensation table unless such excess compensation is
"performance based" as defined in section 162(m). The compensation of the
Company's executives does not reach the section 162(m) level. The Committee will review from time to time in the future the potential impact of section 162(m) on the deductibility of executive compensation. However, the Committee intends to maintain the flexibility to take actions that it considers to be in the best interests of the Company and its stockholders and which may be based on considerations in addition to tax deductibility.

                                       21

THE COMPENSATION COMMITTEE.

         Mark C. Demetree, Chairman
         Robert H. Niehaus
         Jonathan E. Baum

SUMMARY COMPENSATION TABLE

         The Summary Compensation Table below shows certain information concerning the compensation paid by AIPC to the CEO and the Named Executive
Officers during fiscal 2003 (based upon the total salary and bonus paid with respect to fiscal 2003).

                                             FISCAL                                 LONG-TERM
                                             PERIOD                                COMPENSATION
                                          COMPENSATION                                AWARDS
                                          ------------                                ------
                                                                                   SECURITIES            ALL
NAME AND PRINCIPAL       FISCAL                                  RESTRICTED        UNDERLYING           OTHER
POSITION                  PERIOD     SALARY ($)    BONUS ($)     STOCK AWARDS      OPTIONS (#)      COMPENSATION
------------------        -------    ----------    ---------     ------------      -----------      ------------

Timothy S. Webster         2003      $583,004     $75,000(1)           $--           100,000        $22,364 (4)
   President and Chief     2002       470,953          --(2)      289,800 (3)        125,000         16,835 (4)
   Executive Officer       2001       430,322     425,000(5)            --                --         20,384 (4)

Horst W. Schroeder         2003       166,000     50,000 (1)      120,225 (5)         90,000          9,409 (7)
   Chairman of the Board   2002       250,000         -- (2)            --                --          9,021 (7)
                           2001       176,000     165,000(6)            --                --          8,597 (7)

Warren B. Schmidgall       2003       248,639     35,000 (1)            --            10,000         18,326 (9)
   EVP and Chief           2002       216,200         -- (2)       92,025 (8)         40,000         13,688 (9)
   Financial Officer       2001       202,626     138,000(6)            --                --         15,151 (9)

Walter N. George           2003       216,125     50,000 (1)            --            19,500        19,124 (11)
   EVP - Supply Chain      2002       190,863         -- (2)       46,013 (10)        35,000        49,053 (11)
   and Logistics           2001       114,430     75,700 (6)            --            35,000        59,576 (11)

Jerry H. Dear              2003       219,566     25,000 (1)            --            18,000        16,155 (13)
   EVP - Store Brands,     2002       193,220         -- (2)        36,810 (12)       30,000        11,935 (13)
   Special Channels        2001       185,447     45,000 (6)            --                --        12,570 (13)

David E. Watson (14)       2003       244,005         -- (1)            --            10,000        18,280 (15)
   EVP - Corporate         2002       230,912         -- (2)        92,025 (8)        50,000        13,794 (15)
   Development and         2001       214,908     117,500(6)            --                --        14,654 (15)
   Strategy

-----------------------

     (1)  In addition to the cash bonus listed above, the following executives will also receive a portion of his annual bonus in the form of restricted stock to be granted in January, 2004. The cash value of such grants is as follows: Mr. Webster - $50,000; Mr. Schroeder -
          $25,000; Mr. Schmidgall - $13,500; Mr. George - $21,500; Mr. Dear -
          $28,010. The number of shares granted will be calculated based on the fair market value of the Common Stock as of the date of grant. In addition, as part of this 2003 bonus, in January 2004 Mr. Schmidgall will be granted options to purchase 1,484 shares of Common Stock
          (valued at $19,000 based on the Black Scholes method of valuation).
          The exercise price of the options will be based on the fair market value of the Common Stock on the date of grant.

     (2)  For fiscal 2002, given the significant equity incentives granted to the executive officers, the extension of employment agreements, increases in job evaluations and related target base salaries considering the Company's increase in size and complexity, and certain timing shortfalls in achieving specific goals, the Committee chose not to pay additional incentives in the form of cash bonuses to the executive officers for fiscal 2002.

     (3)  Mr. Timothy S. Webster was granted 6,000 shares of restricted stock on
          May 30, 2002 in connection with his May 30, 2002 employment agreement.
          The award will vest annually in three equal installments beginning May
          30, 2003. The value of the restricted stock at October 3, 2003 was
          $227,940. All dividends are paid on the restricted stock.

                                       22

     (4)  Includes contributions on the officer's behalf to the American Italian
          Pasta Company Retirement Savings Plan in the amounts of $6,369,
          $3,804, and $8,282 in fiscal years 2003, 2002, and 2001, respectively, premiums paid by the Company on insurance policies in the amounts of
          $11,621, $9,021, and $8,602 in fiscal years 2003, 2002, and 2001, respectively, and premiums paid by the Company on a split dollar life insurance policy in the amounts of $4,374, $4,010, and $3,500, in fiscal years 2003, 2002, and 2001, respectively.

     (5)  Mr. Horst W. Schroeder was granted 3,500 shares of restricted stock on
          January 14, 2003 in connection with his January 14, 2003 employment agreement. The award will vest annually in three equal installments beginning January 14, 2004. The value of the restricted stock at
          October 3, 2003 was $132,965. All dividends are paid on the restricted stock.

     (6)  The fiscal year 2000 bonus structure was modified by the Compensation
          Committee to reflect the strategic significance of the Mueller acquisition on fiscal year 2000 and future years' results.
          Accordingly, the amounts indicated represent 50% of the fiscal year
          2000 bonus potential and were paid in cash December 15, 2000.
          Additionally, in fiscal year 2001, the Compensation Committee authorized a second incentive payment equal to the cash bonus paid for fiscal year 2000, payable in the second quarter of fiscal year 2001 upon the successful completion and integration of the Mueller's acquisition.

     (7)  Represents premiums paid by the Company on insurance policies for the benefit of the Named Executive Officer.

     (8)  Each of Messrs. Schmidgall and Watson was granted 2,500 shares of restricted stock on September 1, 2002, vesting in three equal, annual installments on each of the first three anniversaries of the date of grant, in connection with their new employment agreements. The value of the restricted stock at October 3, 2003 was $94,975. All dividends are paid on the restricted stock.

     (9)  Includes contributions on the officer's behalf to the AIPC retirement savings plan in the amount of $5,979, $4,713, and $6,549 in fiscal years 2003, 2002, and 2001, respectively, and premiums paid by the
          Company on insurance policies in the amount of $12,347, $8,975, and
          $8,602 in fiscal years 2003, 2002, and 2001, respectively.

     (10) Mr. George was granted 1,250 shares of restricted stock on August 27,
          2002, vesting in three equal, annual installments on each of the first three anniversaries of the date of grant, in connection with his new employment agreement. The value of the restricted stock at October 3,
          2003 was $47,488. All dividends are paid on the restricted stock.

     (11) Includes contributions on the officer's behalf to the American Italian
          Pasta Company Retirement Savings Plan in the amounts of $6,065,
          $7,544, and $1,846 in fiscal years 2003, 2002, and 2001, respectively, and premiums paid by the Company on insurance policies in the amounts of $13,059, $8,953, and $6,194 in fiscal years 2003, 2002, and 2001, respectively, and relocation fees of $32,556 in fiscal year 2002 and relocation fees of $31,536 and signing bonus of $20,000 in fiscal year
          2001.

     (12) Mr. Dear was granted 1,000 shares of restricted stock on September 1,
          2002, vesting on September 1, 2005. The value of the restricted stock at October 3, 2003 was $37,990. All dividends are paid on the restricted stock.

     (13) Includes contributions on the officer's behalf to the American Italian
          Pasta Company Retirement Savings Plan in the amounts of $5,962,
          $2,966, and $3,976, in fiscal years 2003, 2002, and 2001,
          respectively, and premiums paid by the Company on insurance policies in the amounts of $10,193, $8,969, and $8,594 in fiscal years 2003,
          2002, and 2001, respectively.

     (14) As of December 31, 2003, Mr. Watson's retired, ending his employment with the Company. He continues to provide consulting services and to manage special projects at the request of the Chief Executive Officer.

     (15) Includes contributions on the officer's behalf to the American Italian
          Pasta Company Retirement Savings Plan in the amounts of $5,165,
          $4,823, and $6,067 in fiscal years 2003, 2002, and 2001, respectively, and premiums paid by the Company on insurance policies in the amounts of $13,115, $8,971, and $8,587 in fiscal years 2003, 2002, and 2001, respectively.

                                       23

OPTION GRANTS IN FISCAL YEAR 2003

         The following table sets forth information with respect to the options granted by AIPC during fiscal 2003 to AIPC's Executive Officers named in the
Summary Compensation Table above.

                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                      AT ASSUMED ANNUAL RATES
                                                                                    OF STOCK PRICE APPRECIATION
                                            INDIVIDUAL GRANTS                           FOR OPTION TERM (2)
                        ---------------------------------------------------------- ------------------------------
                                        % OF TOTAL
                                          OPTIONS
                           SHARES       GRANTED TO    EXERCISE
                          UNDERLYING     EMPLOYEES     PRICE
                           OPTIONS       IN FISCAL      PER        EXPIRATION
NAME                       GRANTED          2003       SHARE (1)      DATE             5%            10%
----                       -------          ----       ---------      ----             --            ---

Timothy S. Webster          25,000           4.9%       $38.90       10/23/12        $611,600      $1,549,915
Timothy S. Webster          60,000          11.8%        39.15       02/04/13       1,477,273       3,743,701
Timothy S. Webster          15,000           2.9%        41.51       02/28/13         391,581         992,344

Horst W. Schroeder          15,000           2.9%        38.90       10/23/12         366,960         929,949
Horst W. Schroeder          75,000          14.7%        34.35       01/14/13       1,620,190       4,105,879

Warren B. Schmidgall        10,000           2.0%        38.90       10/23/12         244,640         619,966

Walter N. George             9,500           1.9%        38.90       10/23/12         232,408         588,968
Walter N. George            10,000           2.0%        39.60       02/07/13         249,042         631,122

Jerry H. Dear                8,000           1.6%        38.90       10/23/12         195,712         495,973
Jerry H. Dear                5,000           1.0%        42.40       06/03/13         133,326         337,873
Jerry H. Dear                5,000           1.0%        38.69       09/30/13         121,660         308,309

David E. Watson             10,000           2.0%        38.90       10/23/12         244,640         619,966

(1)  The exercise price is based on the Fair Market Value at the date of the grant of the option. The options have various vesting periods, ranging from two to three years, and the options terminate ten years from the date of grant, subject to earlier termination in certain conditions. The exercisability of the options is accelerated in the event of a change of control (as defined in the option agreements).

(2)  The amounts shown as potential realizable values are based on assumed annualized rates of appreciation in the price of Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent upon the future performance of the
     Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

                                       24

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003 AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to the aggregate option exercises during fiscal 2003 by the Named Executive Officers and the number and value of options held by such officers as of October 3, 2003.

                                                                      AT OCTOBER 3, 2003
                                                                      ------------------
                         SHARES                            NUMBER OF                  VALUE OF UNEXERCISED
                        ACQUIRED        VALUE          UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS (1)
                     UPON EXERCISE     REALIZED
                     -------------     --------
NAME                       (#)            ($)      EXERCISABLE  UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                       ---            ---      ------------ -------------       -----------    -------------

Timothy S. Webster           --               --      808,370         118,750       $14,762,568              --

Horst W. Schroeder           --               --      528,607          56,250         9,758,481         204,750

Warren B.
Schmidgall                   --               --      137,500          30,000         1,806,025         178,500

Walter N. George             --               --       41,000          48,500           163,135         234,378

Jerry H. Dear            10,906          207,400       53,934          30,000           514,866          35,400

David E. Watson              --               --      167,377          25,000         2,761,583          23,600

(1)  Based on the price of the Company's Common Stock at the close of business on Friday, October 3, 2003 (which was $37.99) and the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

         In October 1992, a stock option plan was established that authorizes the granting of options to purchase up to 1,201,880 shares of Common Stock by certain officers and key employees. In October 1993, an additional plan was established that authorizes the granting of options to purchase up to 82,783 shares of Common Stock. In October 1997, a third stock option plan was established (the "1997 Plan") that authorizes the granting of options to purchase up to 2,000,000 shares of Common Stock by certain officers and key employees. Shares remaining under the 1997 Plan at the time the 2000 Plan was adopted or which become available due to forfeiture will be available for issuance under the 2000 Plan. In December 2000, a fourth stock option plan was established that authorizes the granting of options to purchase up to 1,000,000 shares of Common Stock by certain officers and key employees. The stock options expire 10 years from the date of grant and become exercisable over the next one to five years in varying amounts depending on the terms of the individual option agreements. The Company has no equity plans that have not been approved by stockholders.

                                       25

         The following table summarizes information with respect to options under AIPC's equity compensation plans as of October 3, 2003.

                                Number of securities                             Number of securities remaining
                                  to be issued upon      Weighted-average     available for future issuance under
                                     exercise of         exercise price of         equity compensation plans
                                outstanding options,   outstanding options,    (excluding securities reflected in
                                 warrants and rights    warrants and rights               column (a))
        Plan Category                    (a)                    (b)                           (c)
        -------------          ---------------------- ---------------------- -------------------------------------

Equity compensation plans
approved by security holders

2000 Equity Incentive Plan           1,062,286                $39.71                        53,782

1997 Equity Incentive Plan           1,367,766                $20.89                             0

1993 Nonqualified Stock                 31,525                $30.47                         8,481
Option Plan

1992 Stock Option Plan                 332,016                $17.75                        21,369

 EMPLOYMENT AGREEMENTS, SEVERANCE OF EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL
                   ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

         MR. WEBSTER. On May 30, 2002, Mr. Webster and the Company entered into a new employment agreement which terminates on September 30, 2005. The employment agreement was amended on March 3, 2003 to extend through September
29, 2006. Under the agreement, Mr. Webster is entitled to an annual base salary of $460,000, subject to annual adjustment and periodically updated job evaluation by the Compensation Committee. Mr. Webster is also eligible to receive annual bonuses at the discretion of the Board under the Company's
Salaried Bonus Plan (the "Bonus Plan"). On the effective date of his employment agreement, Mr. Webster was granted options to purchase 125,000 shares of Common
Stock, at an exercise price of $48.30 per share and issued 6,000 shares of restricted stock. If Mr. Webster's employment is terminated without cause, due to his disability or if he resigns for good reason, he is to receive his annual base salary plus bonus for a period of twenty-four (24) months. He receives no severance payment in the event of any other termination. Mr. Webster has agreed not to compete with the Company for two years after termination of employment, subject to the receipt by Mr. Webster of certain severance payments, in some cases at the election of the Company. All stock options awarded to Mr. Webster will vest (i) immediately upon a termination of his employment without cause or his resignation for good reason; (ii) if the employment agreement expires and the Company does not offer Mr. Webster a new agreement on terms no less favorable than those in the current agreement; or (iii) upon a change of control
(as defined in the agreement).

          MR. SCHROEDER. On January 13, 2003, Mr. Schroeder and the Company
entered into a new employment agreement which terminates on September 30, 2006.
Under the agreement, Mr. Schroeder will serve as Chairman of the Board and is entitled to receive base compensation of $4,000 per day of service to the
Company, subject to a minimum payment of $120,000 per year. Mr. Schroeder is eligible to participate in the Company's Bonus Plan. On the effective date of his employment agreement, Mr. Schroeder was granted options to purchase 75,000 shares of common Stock, at an exercise price of $34.35 per share and issued
3,500 shares of restricted stock. If Mr. Schroeder terminates his agreement for good reason, including a change of control, he is entitled to receive payment of all unpaid amounts due for service rendered, as well as an additional amount equal to the unpaid balance due for the remainder of the term of the agreement and an additional payment equal to $2,000 multiplied by the number of days of service remaining under the term, which in no event shall be more than 30 days during any calendar year. In addition, upon termination of

                                       26

employment for good reason, the unvested portion of Mr. Schroeder's options under the Company's stock option plans will become immediately vested. Mr.
Schroeder has agreed not to compete with the Company for a period of two years after termination of his employment.

         MR. SCHMIDGALL. On September 1, 2002, Mr. Schmidgall and the Company
entered into a new employment agreement which terminates on September 30, 2005.
Under the agreement, Mr. Schmidgall is entitled to an annual salary of $215,000, subject to annual adjustment by the Board. Mr. Schmidgall is also eligible to receive annual bonuses at the discretion of the Board under the Company's Bonus
Plan. On the effective date of his employment agreement, Mr. Schmidgall was granted options to purchase 40,000 shares of Common Stock, at an exercise price of $36.81 and issued 2,500 shares of restricted stock. If Mr. Schmidgall's employment is terminated without cause or if he resigns for good reason, he is to receive payments equal to one year's annual base salary. If Mr. Schmidgall is terminated without cause within six months following a change of control of the
Company, he is entitled to his base salary and bonus for a period of one year following such termination. He receives no severance payment in the event of any other termination. Mr. Schmidgall has agreed not to compete with the Company for eighteen months after termination of employment. All stock options awarded to
Mr. Schmidgall will vest upon a change of control.

         MR. GEORGE. On September 1, 2002, Mr. George and the Company entered into a new employment agreement which terminates on September 30, 2005. Under the agreement, Mr. George is entitled to an annual salary of $190,000, subject to annual adjustment by the Board. Mr. George is also eligible to receive annual bonuses at the discretion of the Board under the Company's Bonus Plan. On the effective date of his employment agreement, Mr. George was granted options to purchase 35,000 shares of Common Stock, at an exercise price of $36.81 and issued 1,250 shares of restricted stock. If Mr. George's employment is terminated without cause or if he resigns for good reason, he is to receive payments equal to one year's annual base salary. If Mr. George is terminated without cause within six months following a change of control of the Company, he is entitled to his base salary and bonus for a period of one year following such termination. He receives no severance payment in the event of any other termination. Mr. George has agreed not to compete with the Company for eighteen months after termination of employment. All stock options awarded to Mr. George will vest upon a change of control.

         MR. DEAR. On September 1, 2002, Mr. Dear and the Company entered into a new employment agreement which terminates on September 30, 2005. Under the agreement, Mr. Dear is entitled to an annual salary of $183,600, subject to annual adjustment by the Board. Mr. Dear is also eligible to receive annual bonuses at the discretion of the Board under the Company's Bonus Plan. On the effective date of his employment agreement, Mr. Dear was granted options to purchase 30,000 shares of Common Stock, at an exercise price of $36.81 and issued 1,000 shares of restricted stock. If Mr. Dear's employment is terminated without cause or if he resigns for good reason, he is to receive payments equal to one year's annual base salary. If Mr. Dear is terminated without cause within six months following a change of control of the Company, he is entitled to his base salary and bonus for a period of one year following such termination. He receives no severance payment in the event of any other termination. Mr. Dear has agreed not to compete with the Company for eighteen months after termination of employment. All stock options awarded to Mr. Dear will vest upon a change of control.

         MR. WATSON. On September 1, 2002, Mr. Watson and the Company entered into a new employment agreement which terminates on September 30, 2005. The agreement entitled Mr. Watson to an annual base salary of $220,000, subject to annual merit increase reviews by the Board of Directors, and an annual bonus at the discretion of the Board of Directors in accordance with the terms of the
Bonus Plan. On the effective date of his employment agreement, Mr. Watson was granted options to purchase 40,000 shares of Common Stock, at

                                       27

an exercise price of $36.81 and issued 2,500 shares of restricted stock.
Effective January 1, 2004, Mr. Watson's employment agreement was terminated by mutual agreement with the Company and replaced with an independent contractor agreement with a two year term, renewable annually thereafter. Under this agreement Mr. Watson will provide to the Company, and the Company has agreed to use, at least $250,000 in value of his services by December 31, 2005. In addition, Mr. Watson's 2,500 shares of restricted stock will continue to vest through August 27, 2007, and his 25,000 stock options will continue to vest through December 31, 2005. Mr. Watson has also agreed to a four year noncompetition provision.

SALARIED BONUS PLAN

         The Company maintains the Bonus Plan for certain salaried employees of the Company, including the Named Executive Officers. The Bonus Plan permits these employees to earn cash performance bonus awards of up to a percentage of their respective salaries as determined by the Board of Directors, or by management on the Board's behalf. The amount of any bonus is based upon the
Company's performance and the individual performance of such participant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         All compensation decisions during the fiscal year ended October 3, 2003 for each of the Named Executive Officers were made by the Compensation Committee of the Board of Directors, consisting of Messrs. Niehaus, Demetree and Baum, none of whom is or was an officer or employee of the Company during the last fiscal year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXPENSE REIMBURSEMENT AGREEMENT

         The Company entered into an agreement with HWS & Associates, Inc.
("HWS") effective October 1, 1999 pursuant to which the Company agreed to reimburse HWS for certain costs and expenses incurred by HWS in connection with supporting the activities of Horst W. Schroeder as an employee and Chairman of the Board of the Company and the activities of other employees of the Company.
Mr. Schroeder, a Director and the Chairman of the Board of the Company, owns HWS and serves as its President. Pursuant to this agreement, on a quarterly basis, beginning October 1, 1999 and continuing during the term of Mr. Schroeder's employment by the Company, HWS will invoice the Company in advance for reimbursement of such expenses, and will be reimbursed for such expenses in the amount of $18,750 per quarter. Effective January 21, 2002, this agreement was revised to reduce the expense reimbursement amount to $13,750 per quarter. In fiscal 2003, the Company paid Mr. Schroeder $55,000 under this agreement.

                               VOTING AND PROXIES

         Stockholders at the Annual Meeting will consider and vote upon: (1) the election of three directors; (2) approval of an amendment to the 2000 Equity
Incentive Plan to increase the shares available under the Plan from 1,000,000 to
1,800,000; (3) ratification of the Board of Directors' selection of Ernst &
Young LLP to serve as AIPC's independent accountants for fiscal year 2004; and
(4) such other matters as may properly come before the Annual Meeting or any adjournment thereof. Stockholders do not have dissenters' rights of appraisal in connection with any of these matters. Each of these matters has been proposed by the Board of Directors and none of them is related to or contingent on the other.

                                       28

         Only the holders of AIPC's Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual
Meeting. On that date, AIPC had outstanding 18,052,461 shares of Common Stock eligible to be voted at the Annual Meeting.

         The Common Stock constitutes AIPC's only class of voting securities outstanding and will vote as a single class on all matters to be considered at the Annual Meeting. Each holder of Common Stock is entitled to cast one vote for each share of Common Stock held on the Record Date on all matters. Stockholders do not have the right to vote cumulatively in the election of directors.

         In order for any of the proposals to be approved at the Annual Meeting
(other than the election of directors) by the stockholders, a quorum, consisting of the holders of a majority of the shares of Common Stock entitled to vote, must be present. The shares of Common Stock of each stockholder entitled to vote at the Annual Meeting who is present, either in person or through a proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes such shares. The directors are elected by an affirmative vote of the plurality of a quorum of shares of Common Stock present at the Annual Meeting that are entitled to vote. Proposals 2 and 3 must be approved by a majority of the shares of Common Stock present at the meeting that are entitled to vote.

         Voting ceases when the chairman of the Annual Meeting closes the polls.
The votes are counted and certified by inspectors appointed by the Board of
Directors of AIPC in advance of the Annual Meeting. In determining the percentage of shares that have been affirmatively voted for a particular proposal (other than the election of directors), the affirmative votes are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. A stockholder may abstain from voting on any proposal other than the election of directors, and shares for which the holders abstain from voting are counted for purposes of determining a quorum but are not considered to be votes affirmatively cast. Abstaining will, thus, have the effect of a vote against a proposal. With regard to the election of directors, a stockholder may cast votes in favor of a candidate or withhold his or her votes;
votes that are withheld will be excluded entirely from the vote and will have no effect.

         Under the rules of the New York Stock Exchange (the "NYSE"), member brokers who hold shares of Common Stock in the broker's name for customers are required to solicit directions from those customers on how to vote such shares.
In the absence of any such instructions, the brokers may vote shares of Common
Stock on certain proposals. The staff of the NYSE, prior to the Annual Meeting, informs the brokers of those proposals upon which the brokers are entitled to vote the undirected shares. Proposals 1 and 3 are routine items upon which brokers are entitled to vote undirected shares. Proposal 2 is a non-routine item upon which brokers do not have authority to vote undirected shares.

         When a broker does not vote because instructions are not received, it is referred to as a "broker non-vote" (customer-directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because in most cases some of the shares held in the broker's name have been voted on at least some proposals, and therefore, all of such shares are considered present at the Annual Meeting for purposes of determining a quorum. A broker non-vote will not be considered present and entitled to vote on non-routine items and will have no impact on the vote for any proposal.

         Stockholders who return a properly executed proxy are appointing the
Proxy Committee to vote their shares of Common Stock covered by the Proxy. That
Committee has three members whose names are listed on the accompanying proxy card, each of whom is a director or executive officer of AIPC. A stockholder wishing

                                       29

to name as his or her proxy someone other than the Proxy Committee designated on the proxy card may do so by crossing out the names of the designated proxies and inserting the name of such other person. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it directly to the person so named and for that person to be present in person and vote at the Annual
Meeting. Proxy cards so marked should NOT be mailed to AIPC.

         The Proxy Committee will vote the shares of Common Stock covered by a proxy in accordance with the instructions given by the stockholders executing such proxies. If a properly executed and unrevoked proxy solicited hereunder does not specify how the shares represented thereby are to be voted, the Proxy
Committee intends to vote such shares FOR the election as directors of the persons nominated by management, FOR the amendment to the 2000 Plan, FOR ratification of the Board of Directors' selection of Ernst & Young LLP to serve as AIPC's independent auditors for fiscal year 2004 and in accordance with their discretion upon such other matters as may properly come before the Annual
Meeting.

         A stockholder may revoke a valid proxy with a later-dated, properly executed proxy or other writing delivered to the Corporate Secretary of AIPC at any time before the polls for the Annual Meeting are closed. Attendance at the
Annual Meeting will not have the effect of revoking a valid proxy unless the stockholder delivers a written revocation to the Corporate Secretary before the proxy is voted. Stockholders whose shares are held by a broker will have to contact the broker to determine how to revoke a proxy solicited through the broker.

401(K) PLAN PARTICIPANTS

         Participants in the American Italian Pasta Company Retirement Savings
Plan (the "401(k) Plan") are provided a separate voting instruction card
(accompanying this Proxy Statement) to instruct the trustee of the 401(k) Plan how to vote the shares of Common Stock held on behalf of such participant. The
401(k) Plan trustee is required under the trust agreement to vote the shares in accordance with the instructions indicated on the voting instruction card. If the voting instruction card is not returned, the trustee is required under the applicable trust agreement to vote such shares, as well as any unallocated shares, in the manner directed by a committee designated under the plan. The voting instruction card should be returned directly to the trustee in the envelope provided AND SHOULD NOT BE RETURNED TO AIPC. The mailing address of the trustee is Gold Trust Company, 11301 Nall Avenue, Leawood, Kansas 66211. 401(k)
Plan participants who wish to revoke a voting instruction card will need to contact the trustee and follow its procedures.

         Confidentiality of Voting of 401(k) Plan Participants. Under the terms of the 401(k) Plan trust agreement, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants' free exercise of their voting rights.

                                       30

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of the Record Date by each person who is known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock. Beneficial ownership is generally either the sole or shared power to vote or dispose of the shares. The percentage ownership is based on the number of shares outstanding as of the Record Date. Except as otherwise noted, the holders have sole voting and dispositive power.

                                                                    Class A Common Stock
                                                                 Shares         Beneficially Owned
Name and Address of Beneficial Owner                             Number            Percent (1)
------------------------------------                             ------            -----------

FMR Corp., Edward C. Johnson 3d
     and Abigail P. Johnson (2)
     82 Devonshire Street                                       1,525,000             8.45%
     Boston, MA

Waddell & Reed Investment Management Co. (3)
     6300 Lamar Avenue                                          2,063,000             11.43%
     Shawnee Mission, KS 66201

T. Rowe Price Associates, Inc. (4)
     100 E. Pratt Street                                        1,273,400             7.05%
     Baltimore, MD 21202

Delaware Management Holdings (5)
     2005 Market Street                                         1,149,389             6.37%
     Philadelphia, PA 19103

Brown Capital Management, Inc. (6)
     1201 N. Calvert Street                                      928,822              5.15%
     Baltimore, MD  21202

------------------------

(1)  Beneficial ownership is determined in accordance with the rules of the
     Commission. In computing the number and percentage of shares beneficially owned by a person and the percentage ownership of that person, shares of
     Common Stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days of the
     Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)  Based upon an amended Schedule 13G, dated November 10, 2003, filed jointly by FMR Corp., a Massachusetts corporation ("FMR"), Edward C. Johnson 3d and
     Abigail P. Johnson. According to such Schedule 13G, FMR and Mr. Johnson each have sole power to dispose of 1,525,000 shares. Mr. Johnson and members of the Johnson family form a controlling group with respect to FMR.
     Mr. Johnson is Chairman of FMR and Ms. Johnson is a director of FMR.

(3)  Based upon an amended Schedule 13G dated February 14, 2003.

(4)  Based upon an amended Schedule 13G dated February 14, 2003.

(5)  Based upon an amended Schedule 13G dated February 6, 2003. According to such Schedule 13G, Delaware Management Holdings has sole voting power with respect to 1,143,877 shares and sole power to dispose of 1,145,889 shares and shared power to dispose of 3,500 shares.

(6)  Based upon a Schedule 13G dated December 9, 2003. According to such
     Schedule 13G, Brown Capital Management, Inc. has sole voting power with respect to 351,310 shares and sole power to dispose of 928,822 shares.

                                       31

                              STOCKHOLDER PROPOSALS

         To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto)
given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) otherwise properly brought before the meeting by a stockholder.

         If a holder of AIPC Common Stock wishes to present a proposal, other than the election of a director, in AIPC's Proxy Statement for next year's annual meeting of stockholders, such proposal must be received by AIPC on or before September 23, 2004. Such proposal must be made in accordance with the applicable laws and rules of the Securities and Exchange Commission and the interpretations thereof. Any such proposal should be sent to the Corporate
Secretary of AIPC at 4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri
64116.

         In order for a stockholder proposal that is not included in AIPC's
Proxy Statement for next year's annual meeting of stockholders to be properly brought before such meeting, such proposal must be delivered to the Corporate
Secretary and received at AIPC's executive offices no earlier than November 21,
2004 and no later than December 21, 2004 (assuming a meeting date of February
19, 2004) and such proposal must also comply with the procedures outlined below, which are set forth in AIPC's By-laws. The determination that any such proposal has been properly brought before such meeting is made by the officer presiding over such meeting.

DIRECTOR NOMINATIONS

          With respect to stockholder nominations of candidates for AIPC's Board of Directors, AIPC's Bylaws provide that not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the Nomination Notice (as defined below) by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs), any stockholder who intends to make a nomination at the
Election Meeting shall deliver a notice in writing (the "Nomination Notice") to the Secretary of AIPC at its principal executive offices setting forth (a) as to each nominee whom the stockholder proposes to nominate for election as a director, (i) the name, date of birth, business address and residence address of such individual, (ii) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (iii) whether the nominee is or ever has been at any time a director, officer or owner of 5 percent or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (iv) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended,
(v) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding, decree or proceeding which may be material to an evaluation of the ability or integrity of the nominee, and (vi) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the person submitting the Nomination
Notice and any person

                                       32

acting in concert with such person, (i) the name and business address of such
Person, (ii) the name and addresses of such person as they appear on the
Company's books, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s)
are to be made by such stockholder and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with the Nomination Notice.

MATTERS OTHER THAN DIRECTOR NOMINATIONS

         AIPC's Bylaws provide that, in addition to any other applicable requirements, for a proposal to be properly brought before the meeting by a stockholder, (a) the stockholder must have been a stockholder of record on the date of the giving of the notice of the Stockholder Proposal and on the record date for the determination of stockholders entitled to vote at such meeting; and
(b) such stockholder has filed a written notice (a "Proposal Notice") setting forth with particularity (i) the names and business addresses of the proponent and all persons or entities (collectively, the "persons" and, singularly, a
"person") acting in concert with the proponent; (ii) the name and address of the proponent and the persons identified in clause (i), as they appear on the
Corporation's books (if they so appear); (iii) the class and number of shares of
AIPC beneficially owned by the proponent and the persons identified in clause
(i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of
Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of AIPC to consider the Stockholder Proposal; and
(c) the Proposal Notices must be delivered to the Secretary and received at the principal executive offices of AIPC (1) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the Proposal Notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or (2) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AIPC's directors and executive officers, and other persons, legal or natural, who own more than 10 percent of AIPC's Common Stock (collectively,
"Reporting Persons"), to file reports of their ownership of such stock, and the changes therein, with the Securities and Exchange Commission, the New York Stock
Exchange and AIPC (the "Section 16 Reports"). Based upon a review of Forms 3 and
4 and amendments thereto furnished to the Company during the most recent fiscal year, Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representation from a person that no Form 5 is required, all such reports due were filed in a timely manner during fiscal year 2003.

                                       33

                                  OTHER MATTERS

         AIPC will bear the cost of the Annual Meeting, including the cost of mailing the proxy materials and any supplemental materials. Directors, officers and employees not specifically engaged or compensated for that purpose may also solicit proxies by telephone, telegraph or in person. AIPC has retained Morrow &
Co. to assist in the solicitation of proxies, and anticipates the cost of such assistance will be approximately $6,000. In addition, AIPC may reimburse brokerage firms and other persons representing beneficial owners of AIPC's shares for their expenses in forwarding this Proxy Statement, the Annual Report and other soliciting materials to such beneficial owners.

         Brokers, dealers, banks, voting trustees, other custodians, and their nominees are asked to forward soliciting materials to the beneficial owners of shares held of record by them and upon request will be reimbursed for their reasonable expenses in completing the mailing of soliciting materials to such beneficial owners.

         The Board of Directors knows of no other matters that are expected to be presented for consideration at the Annual Meeting. As of the date of this
Proxy Statement, no notice of any matters has been received in accordance with
AIPC's Bylaws, as discussed above. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

         Notwithstanding anything to the contrary set forth in any of AIPC's previous filings under the Securities Act of 1933, as amended, or the Exchange
Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report, the Compensation Committee Report
on Executive Compensation and the Stock Performance Graph (included herein)
shall not be incorporated by reference into any such filings.

                                  By Order of the Board of Directors

                                  Executive Vice President and
                                  Chief Financial Officer

Kansas City, Missouri
January 21, 2004

                                       34

AIPC will furnish without charge, a copy of its Annual Report on Form 10-K for the year ended October 3, 2003 (without exhibits) as filed with the Securities and Exchange Commission (the "SEC") upon written request. The Annual Report on
Form 10-K includes a list of all exhibits thereto. AIPC will furnish written copies of such exhibits upon written request therefor and payment of AIPC's reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Common Stock entitled to vote at the
Annual Meeting. Such written request should be directed to the Corporate
Secretary of AIPC, 4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri
64116. The Annual Report on Form 10-K for the year ended October 3, 2003 with exhibits, as well as other filings by AIPC with the SEC, are also available through the SEC's Internet site on the World Wide Web at www.sec.gov.

                                       35

                                                                      APPENDIX A

                         AMERICAN ITALIAN PASTA COMPANY

                             AUDIT COMMITTEE CHARTER

This charter governs the operations of the audit committee in monitoring the financial reporting processes on behalf of the Board of Directors. While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Code of Ethics.

1.   The committee will have three members, each of whom will meet the independence standards of the NYSE and the Sarbanes-Oxley Act of 2002.
     Committee members will be financially literate and their backgrounds will include at least one of the following key qualities:

        industry knowledge
        financial reporting or auditing background
        experience in business risk management
        experience as an audit committee member with a publicly held company

     At least one member of the committee will be an "audit committee financial expert", as designated by the Board of Directors.

     A committee member may not serve on more than three public company audit committees.

2.   It will be the committee's responsibility to:

      Assess auditors' performance and performance of the lead auditor;
       select the auditors and request Board ratification of the appointment;
       approve the auditor's fees; assess auditor independence; pre-approve any other engagements performed by the audit firm for the Company and assess the impact on the auditor's independence; and ascertain compliance with the limitations on performance of non-audit services.

       The committee shall meet as it deems necessary to carry out its responsibilities, but at minimum shall meet as follows. One meeting shall be held prior to commencement of external audit to discuss key business, financial and regulatory risk as well as the scope of the audit examination. Another meeting shall be held after completion of the audit examination, to review results of the audit. In addition, there shall be quarterly meetings to review and discuss the following with management and the auditors: 1) financial statements, including M
       D & A, 2) earnings releases, 3) financial information and guidance provided to analysts, and 4) results of the auditors' quarterly review, including GAAP alternatives preferred by the auditors (if any), and other issues that arose during the audit. At least twice annually, the committee will meet with the auditors without management to facilitate open auditor communication.

                                      A-1

       Periodically receive and evaluate reports from senior management on processes for identification and control of key business, financial and regulatory risks.

       Periodically, meet separately with management, with personnel responsible for the internal audit function, and with the
      independent auditors.

       Work with senior management to develop a corporate code of conduct and to monitor compliance.

       Monitor the procedures for insuring the integrity and quality of annual and interim reporting to stakeholders.

       Review and approve significant new or changed accounting and reporting practices and policies.

       Ensure that adequate procedures are in place to ensure the appropriate receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by employees of concerns regarding accounting, auditing, and business ethics matters.

       Establish policies to address the hiring by the Company of employees or former employees of the Company's independent auditors.

3.   The committee will have access to the auditors and members of management as needed to discharge its responsibilities. The Board and senior management will advise the auditors that the Board is the audit client. The Board and senior management will direct the auditors to communicate directly with the committee, through its chairman, any concerns related to the quality of financial reporting, regulatory compliance, or the integrity of management.
     The committee chairman will meet periodically with Company legal counsel to receive updates on matters related to regulatory changes and compliance.

4.   The committee will report to the full Board the results of discharge of its responsibilities. Periodically, the committee will assess whether to recommend to the full Board the need to issue a report on its activities to the shareholders.

5.   The committee will operate under this Charter with approval of the full
     Board after obtaining input from senior management, the auditors and legal counsel.

6.   The committee will work with management to establish an Internal Audit function and will receive annually from management an evaluation of the
     Company's Internal Audit function. Additionally the committee will receive annually from management and external auditors an assessment of the effectiveness of internal controls related to financial reporting.

7.   The committee will have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee is empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation.

                                      A-2

8.   The committee will annually perform a self-assessment of audit committee performance and review of this charter. The self-assessment will be reviewed with the full Board of Directors.

                                                Effective:  December 19, 2003

                                      A-3

                                                                 APPENDIX B

                         AMERICAN ITALIAN PASTA COMPANY

                         COMPENSATION COMMITTEE CHARTER

The Board of Directors of American Italian Pasta Company (the Company) has
constituted and established a Compensation Committee (the Committee) with authority, responsibility, and specific duties as described in this Compensation
Committee Charter.

Composition
The Committee shall be elected by outside Directors and ratified by the Board of
Directors. The Committee shall consist of directors who are independent of management and free from any relationship that, in the opinion of the Board of
Directors, as evidenced by its ratification of such Committee members, would interfere with the exercise of independent judgment as a Committee member.

Mission Statement and Principal Functions
The Committee's basic responsibility is to assure that the senior executives of the Company (Vice President and above) and its affiliates are compensated effectively in a manner consistent with the stated compensation strategy of the
Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The Committee shall also communicate to shareholders the Company's compensation policies and the reasoning behind such policies as required by the Securities and Exchange
Commission. More specifically, the Committee shall be responsible for the following:

     >>  Review from time to time and approve the Company's stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and shareholder interests.

     >>  Review annually and determine the individual elements of total compensation for the Chief Executive Officer and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the Chief Executive Officer's compensation for the last year was based, including the relationship of the Company's performance to the Chief Executive Officer's compensation.

     >>  Review and approve the individual elements of total compensation for the remaining senior management of the Company annually, including the
         Chairman of the Board, and communicate in the annual Board Compensation
         Committee Report to shareholders the specific relationship of corporate performance to executive compensation.

     >>  Assure that the Company's Executive Incentive Compensation Programs,
         including the annual and long-term incentive plans, are administered in a manner consistent with the Company's compensation strategy as to participation, target annual incentive awards, corporate financial goals, and actual awards paid to senior management.

     >>  Approve, subject to shareholder approval, all new equity incentive plans for management and other employees.

                                      B-1

     >>  Approve individual option grants under the Company's equity incentive plan, except to the extent authority to approve grants is delegated to the Chief Executive Officer (as may be allowed by the Company's equity incentive plan for persons not subject to Section 16 of the Securities
         Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code).

     >>  Recommend to the Board of Directors annual retainer and meeting fees for the Board of Directors and committees of the Board, including the terms and awards of stock compensation for members of the Board.

     >>  Review the Company's employee benefit programs and approve changes that are subject to shareholder or Board approval.

     >>  Review with the Chief Executive Officer and Chairman of the Board, matters relating to management succession, including, but not limited to, compensation.

     >>  If appropriate, hire experts in the field of executive compensation to assist the Committee with its reviews.

     >>  Communicate frequently with the full Board of Directors on significant matters pertaining to AIPC executive compensation.

     >>  As appropriate, appoint subcommittees of two or more of its members and delegate to any such subcommittee full authority to address any of the
         Committee's responsibilities.

     >>  Such other duties and responsibilities as may be assigned to the
         Committee, from time to time, by the Board of Directors of the Company and/or the Chairman of the Board of Directors.

Meetings
The Committee will meet as often as necessary to carry out its responsibilities.
Meetings may be called by the Chairman of the Committee and/or management of the
Company. Reports of meetings of the Committee shall be made to the Board of
Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors.

                                                Effective:  December 19, 2003

                                      B-2

                                                                  APPENDIX C

                         AMERICAN ITALIAN PASTA COMPANY

                             NOMINATING & GOVERNANCE
                                COMMITTEE CHARTER

Purpose

         The Nominating & Governance Committee is appointed by the Board (1) to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the Corporate Governance
Principles applicable to the Company and to monitor ongoing compliance with them; and (3) to lead the Board in its annual review of the Board's performance.

Committee Membership and Structure

         The Nominating & Governance Committee shall consist only of directors who meet the independence requirements of the New York Stock Exchange.

         The members of the Nominating & Governance Committee shall be appointed and replaced by the Board. The Nominating & Governance Committee chairperson shall be designated by the Board, or if the Board chooses not to do so, by a majority vote of the Nominating & Governance Committee.

         The Committee may appoint subcommittees of two or more of its members and may delegate to any such committee full authority to address any of the
Committee's responsibilities.

Meetings

         The Nominating & Governance Committee shall meet as frequently as circumstances dictate. At least one meeting will be in person and the others may be held by teleconference as the chairman deems advisable. A majority of the members of the Nominating & Governance Committee shall constitute a quorum for the transaction of business.

         The Nominating & Governance Committee will report to the Board of
Directors of the Company regarding its recommendations, maintain written minutes of its meetings, provide copies of the minutes to the Board of Directors, and file its minutes with the Corporate Secretary.

Committee Authority and Responsibilities

1.   The Nominating & Governance Committee may retain and terminate any search firm to be used to identify director candidates and shall approve the search firm's fees and other retention terms. The Nominating & Governance
     Committee may also access Company resources in order to obtain advice and assistance from internal or external legal or other advisors, as necessary for the Committee to carry out its responsibilities under this Charter.
     Whenever the Committee determines that it requires outside services, it will provide a budget

                                      C-1

     therefor to the Chief Financial Officer which will include the estimated costs of such services and anticipated timing of the payment of such costs.
     As with all areas of the Company's operations, when using outside resources the Committee will be mindful of the Company's commitment to be the "low cost pasta producer."

2.   The Nominating & Governance Committee shall seek individuals qualified to become board members for recommendation to the Board whenever a vacancy arises, or at such other times as the Committee deems appropriate or as requested the Board. The Nominating & Governance Committee believes that having directors with relevant experience in business and industry, government, education and other areas is beneficial to the Board as a whole. The Nominating & Governance Committee shall monitor the mix of skills and experience of its directors and committee members in order to ensure that the Board has the necessary tools to perform its functions effectively and shall recommend each year nominees for election to the
     Board.

3.   The Nominating & Governance Committee shall oversee the formulation of, and shall recommend for adoption to the Board, a comprehensive set of Corporate
     Governance Principles. The Nominating & Governance Committee shall, when appropriate, review the Corporate Governance Principles of the Company and
     recommend any proposed changes to the Board for approval. The Nominating &
     Governance Committee shall have the responsibility to monitor compliance with the Corporate Governance Principles and to report thereon to the
     Board.

4.   The Nominating & Governance Committee shall review this Charter annually and recommend any proposed changes to the Board for approval. The
     Nominating & Governance Committee shall annually review its own performance and report thereon to the Board.

5.   The Nominating & Governance Committee shall lead an annual evaluation process of the Board and its members.

6.   The Nominating & Governance Committee shall review and make appropriate recommendations to the Board regarding issues involving conflicts of interests between a director and the Company and determinations of the independence of any member of the Board.

7.   The Nominating & Governance Committee shall encourage and support (i)
     appropriate opportunities for new Board members to receive appropriate orientation to the Company and their role as a member of the Board and (ii)
     the continued education for all directors on matters related to Board membership.

                                                Effective:  December 19, 2003

                                      C-2

                                                                        PROXY

                         AMERICAN ITALIAN PASTA COMPANY
                         ANNUAL MEETING OF STOCKHOLDERS

                          Kansas City Marriott Downtown
                               200 W. 12th Street
                              Kansas City, MO 64105

                           Thursday, February 19, 2004
                   Meeting commences at 10:30 a.m. local time
                      Lunch served at 12:00 noon local time

  IT IS IMPORTANT THAT YOUR SHARES BE PRESENTED AT THIS MEETING, WHETHER OR NOT
   YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED,
         WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM BELOW.

                             (FOLD AND DETACH HERE)

                         AMERICAN ITALIAN PASTA COMPANY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Horst W. Schroeder, Timothy
S. Webster and Warren B. Schmidgall, or a majority of them, are hereby authorized, with full power of substitution, to vote the shares of stock of
American Italian Pasta Company entitled to vote for the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on February 19,
2004, or any adjournment thereof as specified below and in their discretion on all other matters that are properly brought before the Annual Meeting. IF NO
CHOICE IS SPECIFIED, SUCH PROXIES WILL VOTE "FOR" THE NOMINEES NAMED HEREON AND
"FOR" ALL OTHER PROPOSALS.

1. Election of Three directors: Nominees: Tim M. Pollak, William R. Patterson,
   Terence C. O'Brien.

                  | |    FOR all nominees
                  | |    FOR all nominees except those indicated:
                         _________________________________________

                  | |    WITHHOLD AUTHORITY to vote for all nominees

2.   An amendment to the 2000 Equity Plan to increase the shares available under the Plan from 1,000,000 to 1,800,000.

                  | | FOR | | AGAINST | | ABSTAIN

3.   Ratification of the Board of Directors' selection of Ernst & Young LLP to serve as AIPC's independent auditors for fiscal year 2004.

                  | | FOR | | AGAINST | | ABSTAIN

The nominees named above and each of the other matters specified above are proposed by the Board of Directors. None of the matters is related to or conditioned on the approval of other matters.

                         AMERICAN ITALIAN PASTA COMPANY
                         ANNUAL MEETING OF STOCKHOLDERS

                          Kansas City Marriott Downtown
                               200 W. 12th Street
                              Kansas City, MO 64105

                           Thursday, February 19, 2004
                   Meeting commences at 10:30 a.m. local time
                      Lunch served at 12:00 noon local time

  IT IS IMPORTANT THAT YOUR SHARES BE PRESENTED AT THIS MEETING, WHETHER OR NOT
                        YOU ATTEND THE MEETING IN PERSON.
                    TO MAKE SURE YOUR SHARES ARE REPRESENTED,
         WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM BELOW.

                             (FOLD AND DETACH HERE)

                         AMERICAN ITALIAN PASTA COMPANY

         This proxy confers discretionary authority as described in and may be revoked in the manner described in the proxy statement mailed on or about
January 21, 2004, receipt of which is hereby acknowledged.

                                  DATED:
                                        ----------------------------------------

                                  ----------------------------------------------
                                  Signature

                                  ----------------------------------------------
                                  Signature

                                  Please date and sign exactly as name(s) appear.
                                  All joint owners should sign.  Executors,
                                  administrators, trustees, guardians,
                                  attorneys-in-fact, and officers
                                  of corporate stockholders signing in a
                                  representative capacity should so indicate.